Exhibit 10.1

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (the “Amendment”), dated as of August 1, 2006, is made by and among NCI, INC., a Delaware corporation (the “Company”), NCI INFORMATION SYSTEMS, INCORPORATED, a Virginia corporation (“NCI Virginia”), and SCIENTIFIC AND ENGINEERING SOLUTIONS, INC., a Maryland corporation (“SES,” and together with the Company and SES, collectively, the “Borrowers,” and individually, a “Borrower”), SUNTRUST BANK, CITIZENS BANK OF PENNSYLVANIA and BRANCH BANKING AND TRUST COMPANY OF VIRGINIA (the “Lenders”), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

The Lenders, the Borrowers and the Administrative Agent are parties to a certain Loan and Security Agreement, dated as of March 14, 2006 (as further amended, modified or supplemented from time to time, the “Loan Agreement”). Capitalized terms defined in the Loan Agreement and undefined herein shall have the same defined meanings when such terms are used in this Amendment.

The Borrowers have requested that the Lenders and the Administrative Agent amend certain provisions of the Loan Agreement. The Lenders have agreed to do so, subject to the other terms of this Amendment. Accordingly, for valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Incorporation of Recitals. The Recitals hereto are incorporated herein by reference to the same extent and with the same force and effect as if fully set forth herein.

2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a)	The following definitions are added to Section 1.1 of the Loan Agreement:

“Bonded Contract” means any Government Contract, or any task order issued under or in connection with a Government Contract, with respect to which the Borrower’s performance is guaranteed by a performance bond issued by a surety company.

“Bond Indemnity Agreement” means any indemnity agreement between a Borrower and the surety company which has issued a performance bond with respect to a Bonded Contract.

“Permitted Bonding Company Liens” shall mean any Lien granted by a Borrower in favor of a surety company which has issued a performance bond for a Bonded Contract, provided that: (a) such Lien attaches only to equipment, machinery, inventory, and materials relating to, as well as sums due or to become due, in connection with , such Bonded Contract, (b) the aggregate amount of work to be performed under all such Bonded Contracts for all Borrowers shall not exceed $20,000,000 at any time, (c) the aggregate amount of work to be performed under any single task order shall not exceed $15,000,000, (d) prior to granting such Lien to the applicable surety company, the Administrative Agent shall receive and approve the terms of the applicable Bond Indemnity Agreement, (e) if any subcontractor or party to a Permitted Teaming Agreement is required to provide goods or services in connection with a Bonded Contract in an aggregate amount to exceed the lesser of $2,000,000 or 25% of the total value of such Bonded Contract, then, unless otherwise agreed by the Administrative Agent, the performance of such services shall be secured by a performance bond issued to the applicable Borrower by a surety with A.M. Best Company financial and performance ratings of A-IX or better, and a copy of such bond shall be provided to the Administrative Agent for its review; and (e) no such Lien shall be granted at any time after a Borrower has incurred a loss or negative earnings adjustment in excess of $5,000,000 with respect to any Bonded Contract.

(b)	Section 5.8(g) of the Loan Agreement is amended to read as follows:

“(g) Receivables and Bonded Contracts Detail. Within 30 days after the end of each fiscal quarter, (1) a contract backlog report for such fiscal quarter, reflecting all contracts of the Borrowers, the work completed and billed under such contracts, the work remaining to be completed and billed and the type and term of each contract, and an accounts receivable listing and aging for such fiscal quarter, and (2) a written report, in form and detail acceptable to the Administrative Agent, containing a description and status update of each Bonded Contract, listing all accounts receivable due under the Bonded Contracts; and summarizing any changes to the terms of the applicable Bond Indemnity Agreement;”

(c)	Section 6.1(b) of the Loan Agreement is amended to read as follows:

“(b) Permitted Bonding Company Liens and other Liens that are incidental to the conduct of the business of a Borrower, are not incurred in connection with the obtaining of credit and do not materially impair the value or use of assets of such Borrower, including Liens securing operating leases for equipment and software entered into by such Borrower in the ordinary course of its business and on commercially reasonable terms; and”

(d)	Section 9.1(f) of the Loan Agreement is amended to read as follows:

“(f) Any Borrower shall (i) default in any payment of principal of or interest on any Debt (other than the Debt hereunder) in a principal amount outstanding of at least $1,000,000 in the aggregate for the Borrowers beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Debt hereunder) in a principal amount outstanding of at least $1,000,000 in the aggregate for the Borrowers or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt or beneficiary or beneficiaries of such Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Debt to become due prior to its stated maturity; or (iii) any Borrower shall be in breach of or default under any Hedging Agreement with a Lender and shall have failed to cure such breach or default within any applicable grace or cure period set forth therein such that the Lender is entitled to terminate such Hedging Agreement; or (iv) any Borrower shall be in breach of or default under any Bond Indemnity Agreement and shall have failed to cure such breach or default within any applicable grace or cure period set forth therein.”

(e) Except as specifically modified by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed by the parties hereto and remain in full force and effect.

(f) Each of the Borrowers, the Administrative Agent and each Lender agrees that each reference in the Loan Documents to the Loan Agreement shall be deemed to be a reference to the Loan Agreement as amended hereby.

3. Amendment Only; No Novation; Modification of Loan Documents. Each of the Borrowers acknowledges and agrees that this Amendment only amends the terms of the Loan Agreement and the other Loan Documents and does not constitute a novation, and each of the Borrowers ratifies and confirms the terms and provisions of, and its obligations under, the Loan Agreement and the other Loan Documents in all respects. Each of the Borrowers acknowledges and agrees that each reference in the Loan Documents to any particular Loan Document shall be deemed to be a reference to such Loan Document as amended by this Amendment. To the extent of a conflict between the terms of any Loan Document and the terms of this Amendment, the terms of this Amendment shall control.

4. No Further Amendments. Nothing in this Amendment or any prior amendment to the Loan Documents shall require the Administrative Agent or any Lender to grant any further amendments to the terms of the Loan Documents. Each of the Borrowers acknowledges and agrees that there are no defenses, counterclaims or setoffs against any of their respective obligations under the Loan Documents.

5. Representations and Warranties. Each Borrower represents and warrants that this Amendment has been duly authorized, executed and delivered by it in accordance with resolutions adopted by its board of directors. All other representations and warranties made by the Borrowers in the Loan Documents are incorporated by reference in this Amendment and are deemed to have been repeated as of the date of this Amendment with the same force and effect as if set forth in this Amendment, except that any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Administrative Agent in accordance with the provisions of the Loan Documents.

6. Fees and Expenses. The Borrowers jointly and severally agree to pay all reasonable, out-of-pocket costs and expenses of the Administrative Agent and SunTrust Capital Markets, Inc., including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and SunTrust Capital Markets, Inc., in connection with the preparation and administration of this Amendment.

7. Severability. Any provision of this Amendment held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8. Governing Law. This Amendment shall be construed in accordance with and be governed by the laws (without giving effect to the conflict of law principles thereof) of the Commonwealth of Virginia.

9. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. It shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on more than one counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective duly authorized representatives all as of the day and year first above written.

BORROWERS:

NCI, INC., a Delaware corporation

By:	/s/ Charles K. Narang
Charles K. Narang
Chief Executive Officer

NCI INFORMATION SYSTEMS, INCORPORATED, a Virginia corporation

By:	/s/ Charles K. Narang
Charles K. Narang
Chief Executive Officer

SCIENTIFIC AND ENGINEERING SOLUTIONS, INC., a Maryland corporation

By:	/s/ Charles K. Narang
Charles K. Narang
Chief Executive Officer

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ADMINISTRATIVE AGENT:

SUNTRUST BANK, a Georgia banking corporation, as Administrative Agent

By:	/s/ Linda Bergmann
Linda Bergmann
Vice President

LENDERS:

SUNTRUST BANK, a Georgia banking corporation

By:	/s/ Linda Bergmann
Linda Bergmann
Vice President

CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state chartered bank

By:
Richard Krogmann
Vice President

BRANCH BANKING AND TRUST COMPANY OF VIRGINIA, a Virginia banking corporation

By:	/s/ Thatcher L. Townsend III
Thatcher L. Townsend III
Senior Vice President